                                                                    EXHIBIT 5.1

August 7, 2000

Ditech Communications Corporation
825 E. Middlefield Road
Mountain View, CA  94043

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Ditech Communications Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of (i) up to 122,236 shares of the Company's Common Stock, $0.001 par value (the "Atmosphere Shares"), issuable in connection with the Atmosphere Networks, Inc. 1997 Stock Plan (the "Atmosphere Plan") and (ii) up to 350,000 shares of the Company's Common Stock, $0.001 par value (the "Ian Wright Shares"), issuable in connection with the stock option grant to Ian Wright outside of a plan (the "Ian Wright Option").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Atmosphere Shares, when sold and issued in accordance with the Atmosphere Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable. In addition, on the basis of the foregoing paragraphs, and in reliance thereon, we are of the opinion that the Ian Wright Shares, when sold and issued in accordance with the Ian Wright Option, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/ Brett D. White
    ----------------------
        Brett D. White